Exhibit 99.1
KBW Investor Presentation July 28, 2010 Forward Looking Statement This presentation contains forward-looking statements which involve risks and uncertainties. The Company's actual results may differ significantly from the results discussed in the forward-looking statements. Factors that might cause such a difference include, but are not limited to changes in market interest rates, loan prepayment rates, the business and financial condition of borrowers of construction and commercial real estate loans and the economic viability of projects financed, economic conditions in Western Massachusetts and Eastern New York, general economic conditions, legislation and regulation; changes in the monetary and fiscal policies of the U.S. Government including policies of the U.S. Treasury and the Federal Reserve Board; changes in the quality or composition of the loan or investment portfolios; changes in deposit flows, competition, and demand for financial services, and loan, deposit and investment products in the Company's local markets; changes in accounting principles and guidelines; war or terrorist activities; and other economic, competitive, governmental, regulatory, geopolitical, and technological factors affecting the Company's operations, pricing and services. The Company disclaims any intent or obligation to update forward-looking statements, whether in response to new information, future events or otherwise. Please refer to the Company's most recent Securities and Exchange Commission Form 10-K filed by the Company for the year ended December 31, 2008 for further information about "Risk Factors" that may affect the Company's actual future results. Forward Looking Statement This presentation contains forward-looking statements which involve risks and uncertainties. The Company's actual results may differ significantly from the results discussed in the forward-looking statements. Factors that might cause such a difference include, but are not limited to changes in market interest rates, loan prepayment rates, the business and financial condition of borrowers of construction and commercial real estate loans and the economic viability of projects financed, economic conditions in Western Massachusetts and Eastern New York, general economic conditions, legislation and regulation; changes in the monetary and fiscal policies of the U.S. Government including policies of the U.S. Treasury and the Federal Reserve Board; changes in the quality or composition of the loan or investment portfolios; changes in deposit flows, competition, and demand for financial services, and loan, deposit and investment products in the Company's local markets; changes in accounting principles and guidelines; war or terrorist activities; and other economic, competitive, governmental, regulatory, geopolitical, and technological factors affecting the Company's operations, pricing and services. The Company disclaims any intent or obligation to update forward-looking statements, whether in response to new information, future events or otherwise. Please refer to the Company's most recent Securities and Exchange Commission Form 10-K filed by the Company for the year ended December 31, 2009 for further information about "Risk Factors" that may affect the Company's actual future results. We are Legacy Banks We are exceptional We create innovative financial solutions that help our customers identify their goals and realize their dreams. Our legacy is one of financial strength and integrity. Our purpose is one of continued responsibility and growth.

J. Williar Dunlaevy Chairman and CEO Patrick J. Sullivan President President & CEO Legacy Banks Paul H. Bruce CFO Presented by 2

Bill Dunlaevy History of Legacy Banks Introduction of New CEO Patrick Sullivan How We Run Our Company Core Strengths Profit Improvement Fundamentals What Shareholders Should Expect Agenda 3

Headquartered in Pittsfield, Mass. 19 Locations 11 Offices in Berkshire County 7 Offices in Eastern New York 1 Office in the Pioneer Valley 185 Employees Serving 25,000 Households Principal lines of business Consumer Banking Commercial Banking Wealth Management Insurance and Investment Products The Legacy Banks Foundation 4

1893 1997-98 2001 2005 2007-08 2010 $251M $364M $742M $923M $956M History 1 Branch 9 Branches 11 Branches 16 Branches 6 Branches 19 Branches 5

National Search Experienced commercial banker - 30+ years Sovereign Bank $85 billion US subsidiary of Banco Santander EVP & Managing Director for Corporate Banking CEO, New England - 275 branches, $18 billion Community bank experience Shawmut Bank, Worcester, MA President & CEO of Howard Bank, Burlington, VT EVP, First New Hampshire Bank Education Bryant University, BS & MA Dartmouth College Tuck School EMP Strengths to Legacy Leadership, energy and vision Management discipline Strong credit culture Patrick J. Sullivan 6

Sales and Service Standards Cost Management Culture Team Members Customers and Communities Sales and Service Standards Cost Management and Risk Employees Customers and Communities Essential Success Factors 7

Sales and Service Standards Cost Management Culture Team Members Customers and Communities Simplify the Business model Foster accountability Employ standards of excellence Own the customer experience How We Run Our Company 8

Substantial market share Berkshire County (18%) Strong capital (12.4%) Stable net interest margin (3.14%) Liquidity Stable funding (loan/deposit ratio 96%) Consistent retail deposit growth (8%) Reduced borrowings (by $60 million) Consistent Dividend (18 consecutive quarters) Core Strengths 9

Liability re-pricing Proactive risk management practices Aggressive cost reduction Diversification from CRE to C & I Synergies of combined wealth management business Profit Improvement Fundamentals 10

Risk Management - Commercial ($295MM) 11

Risk Management - Individuals ($357MM) 12

New Initiatives 13

What shareholders can expect 14

Appendix 15

10.8% 6-30-10 6.45% 3-31-10 11.31% 3-31-10 16

96.0% 6-30-10 94.3% 3-31-10 103.6% 3-31-10 17

1.45% 6-30-10 1.59% 3-31-10 1.00% 3-31-10 18

Market Demographics - Commercial 4,304 businesses 12,466 businesses 19

Market Demographics - Individual 132,000 56,000 351,000 6,321 20

millions as of 6-30-10 21